                                                           Exhibit No. EX-99.i.2

                           FORM OF OPINION OF COUNSEL

                                   Law Office

                       Stradley Ronon Stevens & Young, LLP

                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000

Direct Dial: (215) 564-8198

                                 April ___, 2007

AssetMark Funds
2300 Contra Costa Boulevard
Suite 600
Pleasant Hill, CA 94523

Re:  Legal Opinion-Securities Act of 1933

Ladies and Gentlemen:

     We have examined the Agreement and Declaration of Trust (the "Declaration")
of AssetMark  Funds (the "Fund"),  a series  statutory trust organized under the
Delaware  Statutory  Trust Act, the By-Laws of the Fund, all as amended to date, and the various pertinent corporate  proceedings we deem material.  We also have examined the Notification of Registration and the Registration  Statements filed under the Investment  Company Act of 1940, as amended (the  "Investment  Company
Act") and the Securities Act of 1933, as amended (the "Securities  Act"), all as amended to date, as well as other items we deem material to this opinion.

     The Fund is authorized by the  Declaration to issue an unlimited  number of shares of beneficial  interest,  all without par value, and the Fund's Board has established  and  designated  shares of the  AssetMark  Large Cap  Growth  Fund,
AssetMark Large Cap Value Fund,  AssetMark Small/Mid Cap Growth Fund,  AssetMark
Small/Mid Cap Value Fund,  AssetMark  International  Equity Fund, AssetMark Real
Estate Securities Fund,  AssetMark  Tax-Exempt Fixed Income Fund, AssetMark Core
Plus Fixed Income Fund,  AssetMark  Fundamental  Index(TM)  Large Company Growth
Fund,  AssetMark  Fundamental  Index(TM)  Large  Company  Value Fund,  AssetMark
Fundamental Index(TM) Small Company Growth Fund, AssetMark Fundamental Index(TM)
Small  Company  Value Fund and  AssetMark  Fundamental  Index(TM)  International
Equity Fund series of the Fund  (individually and  collectively,  the "Series"), and has allocated an unlimited number of shares to such Series.  The Declaration also empowers the Board to establish and designate  additional series or classes and allocate shares to such series or classes.

     The Fund has filed with the U.S.  Securities  and  Exchange  Commission,  a registration statement under the Securities Act, which registration statement is deemed to register an indefinite  number of shares of the Series pursuant to the provisions  of  Section  24(f) of the  Investment  Company  Act.  You have  also informed us that the shares of the Series  will be sold  pursuant to a procedure whereby prospectuses of the Fund are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

     Based upon the foregoing  information and examination,  so long as the Fund remains  a  valid  and  subsisting  entity  under  the  laws  of  its  state  of organization, and the registration of an indefinite number of shares of a Series remains  effective,  the authorized  shares of that Series,  when issued for the consideration set by the Board of Trustees pursuant to the Declaration,  will be legally outstanding,  fully-paid,  and non-assessable shares, and the holders of such shares will have all the rights  provided  for with respect to such holding by the Declaration and the laws of the State of Delaware.

     We  hereby  consent  to the  use  of  this  opinion  as an  exhibit  to the
Registration Statement of the Fund, along with any amendments thereto,  covering the  registration  of the shares of the Series under the  Securities Act and the registration  statements or notice  filings,  and amendments  thereto,  filed in accordance with the securities laws of the several states in which shares of the
Series are offered,  and we further  consent to  reference  in the  registration statement of the Fund to the fact that this opinion  concerning  the legality of the issue has been rendered by us.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

________________________
Michael P. O'Hare, a Partner